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                                                                                              EXHIBIT 11
                                                                                              ----------

                                           FURNITURE BRANDS INTERNATIONAL, INC.

                                  STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE
                                  ---------------------------------------------------------


                                                                         Year           Year          Year
                                                                        Ended          Ended         Ended
                                                                  December 31,   December 31,  December 31,
                                                                  -----------    -----------   -----------
  Primary:

    Weighted average common shares outstanding during the
      period....................................................   59,172,153     50,114,034    50,035,868

    Common shares issuable on exercise of stock options (1).....    1,052,852        524,545       789,958

    Common shares issuable on exercise of warrants (2)..........    1,721,448            -         669,006
                                                                   ----------     ----------    ----------

    Weighted average common and common equivalent shares
      outstanding for primary calculation.......................   61,946,453     50,638,579    51,494,832
                                                                   ==========     ==========    ==========

  Fully diluted:

    Weighted average common and common equivalent shares
      outstanding for primary calculation.......................   61,946,453     50,638,579    51,494,832

    Common shares issuable on exercise of stock options (3).....      270,948        242,985        11,519

    Common shares issuable on exercise of warrants (4)..........      653,120      1,435,163           -
                                                                   ----------     ----------    ----------
    Weighted average common and common equivalent shares
      outstanding for fully diluted calculation.................   62,870,521     52,316,727    51,506,351
                                                                   ==========     ==========    ==========
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                                                                                     EXHIBIT 11 (continued)
                                                                                     ----------------------
                                        FURNITURE BRANDS INTERNATIONAL, INC.

                      NOTES TO STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE
                      ------------------------------------------------------------------

  (1)   Includes common stock options, the exercise of which would result in dilution of net earnings per common share.  Such common stock options have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market price, if the average common stock market price was higher than the common stock option exercise price during the period.

  (2)   Includes common stock warrants, the exercise of which would result in dilution of net earnings per common share.  Such common stock warrants have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market price, if the average common stock market price was higher than the common stock warrant exercise price during the period.

  (3)   Additional common shares issuable resulting from the application of the same principles described in Note (1), except that the proceeds from assumed common stock options exercised were used to purchase common stock at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.

  (4)   Additional common shares issuable resulting from the application of the same principles described in Note (2), except that the proceeds from assumed common stock warrants exercised were used to purchase common stock at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.

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